

                                    Exhibit A
 Detail of the Guarantees issued during the period from October 3, 2001 to March 31, 2002



                                                                                              Date Of      Date of         Amount
Guarantor       On Behalf Of      Purpose                     Name of Guaranteed Party         Issue      Expiration     Guaranteed
-----------------------------------------------------------------------------------------------------------------------------------
Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   ONEOK Power Marketing Company   10/18/2001   10/16/2002     $500,000

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Missouri River Energy Services  10/22/2001   10/22/2002     $500,000

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   British Columbia Hydro & Power  10/29/2001   10/29/2002     $200,000
                                                              Auth.

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Seattle City Light              11/05/2001   11/05/2002    $1,000,000
                                                              City of Santa Clara/Silicon     11/06/2001   11/06/2002    $1,000,000
                                                              Valley Power

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Dynegy Power Marketing, Inc.**  11/9/2001     7/27/2002   $10,000,000

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Entergy Services, Inc.          12/3/2001    12/06/2002    $2,000,000
                                                              SaskPower***                    12/5/2001     8/26/2002    $2,000,000

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Public Utility District #1 of   1/03/2002     1/03/2003      $500,000
                                                              Snohomish Cty

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   TransCanada Power(TransCanada   1/07/2002     1/07/2003    $2,000,000
                                                              Energy Ltd.)

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   DTE Energy Trading, Inc.        1/11/2002     3/31/2002    $2,000,000

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   BP Energy Company               2/05/2002     2/05/2003    $5,000,000

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Wabash Valley Power             2/05/2002     2/05/2003      $500,000
                                                              Association, Inc.

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Florida Power & Light Company/  3/06/2002     8/07/2002    $2,000,000
                                                              FPL Energy Power Marketing,
                                                              Inc.****

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Mirant Americas Energy          3/15/2002     3/17/2003    $2,000,000
                                                              Marketing, L.P.

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   Puget Sound Energy, Inc.        3/20/2002     3/20/2003      $750,000

Alliant Energy  Cargill-Alliant   Bulk Power Purchase/Sales   PSEG Energy Resources           3/22/2002     3/24/2003    $2,000,000
                                                              & Trade LLC

                                                                                                                        $33,950,000
                                                                                                                      =============

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Split Rock Energy LLC           10/12/2001   10/12/2002      $500,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   OGE Energy Resources, Inc.      11/16/2001   11/16/2002      $500,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   South Carolina Electric         12/07/2001   12/07/2002    $1,000,000
                                                              & Gas Co

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Entergy-Koch Trading, LP        12/13/2001   12/13/2002    $2,000,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   CMS Marketing, Services         12/13/2001   12/13/2002    $1,500,000
                                                              & Trading Co.

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   PP&L Montana, LLC               12/13/2001   12/13/2002    $1,000,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Michigan Electric Transmission   1/01/2002   12/31/2002      $250,000
                                                              Company
                                                              California Independent System    1/11/2002    1/11/2003    $1,000,000
                                                              Operator Corp.

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Northern Indiana Public          1/16/2002    1/16/2003      $500,000
                                                              Service Co.

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Tractebel Energy Marketing,      1/16/2002    1/16/2003    $1,000,000
                                                              Inc.

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Cinergy Services, Inc.           2/01/2002    2/01/2003    $5,000,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   East Kentucky Power Cooperative  2/01/2002    2/01/2003    $1,250,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Reliant Energy Services, Inc.    2/01/2002    2/01/2003    $2,000,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Oklahoma Municipal Power         2/02/2002    2/22/2003      $750,000
                                                              Authority

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   MIECO Inc.                       2/11/2002    2/11/2003    $1,000,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Constellation Power Source, Inc. 3/01/2002    3/01/2003    $2,000,000


Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   FirstEnergy Solutions Corp.      3/02/2002    3/02/2003    $1,000,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Ontario Power Generation, Inc.   3/06/2002    3/06/2003      $500,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Edison Mission Marketing and     3/13/2002    3/13/2003      $500,000
                                                              Trade, Inc.

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Avista Energy, Inc.              3/14/2002    3/14/2003      $500,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Burlington Northern & Santa Fe   3/15/2002    3/15/2003      $500,000
                                                              Railroad Company

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   Powder River Coal Company        3/20/2002    3/20/2003      $500,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales   PJM Interconnection, L.L.C.      3/21/2002    3/21/2003    $4,000,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales    Aquila Inc.                     3/25/2002    3/25/2003    $4,000,000

Cargill         Cargill-Alliant   Bulk Power Purchase/Sales    H.Q. Energy Services            3/27/2002    3/27/2003    $3,000,000


                                                                                                                       $ 35,750,000
                                                                                                                      =============

Total Cargill & Alliant Energy Combined *                                                                               $69,700,000


Alliant Energy Liability is 50% of Total Cargill & Alliant Energy Guarantees Combined                                   $34,850,000






Alliant Energy   Resources          Debt Issue                Holders of AER 7%              11/15/2001  12/01/2011   $300,000,000
                                                              Senior Notes due 2011

Alliant Energy   Resources          Purchase of Turbines      General Electric Company****** 11/02/2001    None        $37,443,361

Alliant Energy   Iowa Land and      Aircraft Lease-Falcon 50  FBTC Leasing Corp.             11/21/2001  11/21/2006    $15,670,096
                 Building Co.

Alliant Energy   BFC Electric Co.,  Term Loan                 Union Planters Bank            12/31/2001  12/31/2007     $4,387,000
                 W. Dunham,
                 J.Carter,
                 Resources

Alliant Energy  Alliant Energy     Purchase of UniSuper       ABN AMRO Bank N.V. as issuer   3/04/2002    8/31/2005    $33,792,888
                Finance Holdings   Ltd.'s ownership in        of letter of credit in favor
                Pty Ltd.           Southern Hydro*****        of UniSuper Ltd.

Resources       NG Energy          Natural Gas/Oil            Dynegy Marketing and Trade     3/07/2002    3/10/2003     $5,000,000
                Trading, LLC       Purchases &
                                   Sales/Derivatives

Resources       Heartland          Natural Gas/Oil            Entergy-Koch Trading, LP       1/09/2002    7/31/2002    $10,000,000
                Energy Group       Purchases &
                                   Sales/Derivatives

Resources       SmartEnergy, Inc.  Derivative                 Constellation Power Source,   12/31/2001    8/31/2002     $1,000,000
                                                              Inc.

Resources       SmartEnergy, Inc.  Forecasting, Scheduling    Consolidated Edison Energy,    2/11/2002    6/01/2002       $750,000
                                   & Electricity Supply
                                   Management

*       This amount includes amendments and renewals of existing guarantees issued during the quarter.

**     The Dynegy Power Marketing, Inc. guarantee was renewed on 07/27/01.  Then on 11/09/01 it was increased from $5,000,000 to
       $10,000,000.

***    The SaskPower guarantee was renewed on 08/20/01.  Then on 12/05/01 it was increased from $1,000,000 to $2,000,000.

****  The Florida Power & Light Company guarantee was renewed on 08/06/01.  Then on 03/06/02 it was increased from $1,000,000 to
       $2,000,000.

***** The ABN AMRO Bank N.V letter of credit is actually for Australian dollars 63,330,000, which is equivalent to U.S. dollars
      33,792,888 at an exchange rate of USD 0.5336/ AUD 1.


****** The balance of the guarantee in favor of General Electric Company was $37,443,361as of 03/31/02.

